As filed with the Securities and Exchange Commission on December 30, 2010

                         Registration No. 333-168297

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

China Green Agriculture, Inc.
 (Exact name of registrant as specified in its charter)
Nevada	36-3526027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xi’an, Shaanxi Province People’s Republic of China 710065 011 86-29-88266368	United Corporate Services, Inc. 202 South Minnesota Street Carson City, Nevada 89703 800-899-8648

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Elizabeth F. Chen, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York  10036
(212) 421-4100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

               Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

               If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

               If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

               If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed		Amount of
Title of Each Class of	Amount to be		Offering Price per		Aggregate		Registration
Securities to be Registered	Registered		Security		Offering Price		Fee

Common Stock ($0.001 par value)		(1)		(2)		(2)
Preferred Stock		(1)		(2)		(2)
Debt Securities		(1)		(2)		(2)
Warrants		(1)		(2)		(2)
Units		(1)		(2)		(2)
Rights		(1)		(2)		(2)
TOTALS:	—		—		$200,000,000		$14,260	(3)(4)

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units, and such indeterminate number of rights to purchase an indeterminate number of shares of common stock or preferred stock, as shall have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(3)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $71.30 per $1,000,000 of securities registered, pursuant to which a registration fee of $14,260 is being paid with respect to $200,000,000 of the registrant’s securities.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement relates to securities being registered pursuant to Rule 415 of the Securities Act of 1933, as amended, that may be offered from time to time on a delayed or continuous basis by China Green Agriculture, Inc., a Nevada corporation.  This Registration Statement contains a form of basic prospectus relating to China Green Agriculture, Inc. that will be used in connection with an offering of securities by China Green Agriculture, Inc.  The specific terms of the securities to be offered will be set forth in a prospectus supplement relating to such securities.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION, DATED DECEMBER 30, 2010
China Green Agriculture, Inc.
$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may, from time to time, offer and sell any combination of shares of common stock and/or preferred stock, various series of debt securities, warrants to purchase any of such securities, and/or rights to purchase shares of our common or preferred stock, either individually or in units comprised of any of such securities.

The maximum aggregate offering price for these securities will not exceed $200,000,000.  We will describe the terms of any such offering in a supplement to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

•	offering price, underwriting discounts and commissions, and our net proceeds;

•	any market listing and trading symbol;

•	any names of lead or managing underwriters and description of underwriting arrangements; and

•	the specific terms of the offered securities.

Our shares of common stock trade on the New York Stock Exchange under the symbol “CGA.”  On December 29, 2010, the last sale price of our shares of common stock as reported on the New York Stock Exchange was $9.40 per share.  You are urged to obtain current market quotations for our common stock.

You should carefully read and consider the risk factors appearing throughout this prospectus, including, without limitation, those appearing under the heading “Risk Factors” beginning on page  6 of this prospectus.

Our mailing address and telephone number are:

3rd Floor, Borough A, Block A. No. 181,
South Taibai Road, Xi’an, Shaanxi Province
People’s Republic of China 710065
011 86-29-88266368

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 201__

TABLE OF CONTENTS

About This Prospectus	2
Summary	2
Forward-Looking Statements	2
Information About The Company	3
Risk Factors	6
Ratio of Earnings to Fixed Charges	18
Use of Proceeds	18
Plan of Distribution	18
Description of Capital Stock	20
Description of Debt Securities	21
Description of Warrants	29
Description of Rights	30
Description of Units	31
Litigation	32
Legal Matters	32
Experts	32
Where You Can Find More Information	32
Incorporation of Certain Information by Reference	33

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement.  We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than our shares of common stock and/or preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, each as described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful.  You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

This document, as supplemented from time to time, may include product names, trade names and trademarks of other companies.  All such product names and trademarks appearing in this document are the property of their respective holders.

i

Unless the context otherwise requires, all references in this prospectus to “Company,” “registrant,” “we,” “us” or “our” include China Green Agriculture, Inc., a Nevada corporation, and any subsidiaries or other entities owned by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process.  Under this shelf registration statement, we may, from time to time, sell any combination of common stock and/or preferred stock, various series of debt securities, warrants to purchase any of such securities, and/or rights to purchase shares of our common or preferred stock, either individually or in units comprised of any of such securities, in one or more offerings, for a total maximum offering price not to exceed $200,000,000.  This prospectus provides you with a general description of the securities we may offer. If required, each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods.  We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of our securities.  The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fees, commissions or discount arrangements with them.  See “Plan of Distribution”.

SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision.  This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with this prospectus.  Before making an investment, you should read the entire prospectus and any prospectus supplement carefully.  In addition, you should carefully read the risks discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K, which we filed with the SEC on September 7, 2010, and in our Quarterly Report on Form 10-Q which we filed with the SEC on November 12, 2010.  This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf.  Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements.  Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished.  Any forward-looking statement contained in this document speaks only as of the date on which the statement is made.  We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “CGA”, the “Company”, “we”, “our” and “us” refer collectively to China Green Agriculture, Inc. (“Green Nevada”), a corporation incorporated in the State of Nevada; Green Agriculture Holding Corporation (“Green New Jersey”), a wholly-owned subsidiary of Green Nevada incorporated in the State of New Jersey; Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“Jinong”), a wholly-owned subsidiary of Green New Jersey organized under the laws of the People’s Republic of China (the “PRC”), Xi’an Jintai Agriculture Technology Development Company (“Jintai”), a wholly-owned subsidiary of Jinong in the PRC , Xi’an Hu County Yuxing Agriculture Technology Development Co., Ltd. (“Yuxing”), a wholly-owned subsidiary of Jinong in the PRC, Beijing Gufeng Chemical Products Co., Ltd., a wholly-owned subsidiary of Jinong in the PRC (“Gufeng”), and its wholly-owned subsidiary in the PRC, Beijing Tianjuyuan Fertilizer Co., Ltd. (“Tianjuyuan”).  Although we believe that the expectation reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

INFORMATION ABOUT THE COMPANY

Our Business

We are engaged in the research, development, production and sale of various types of fertilizers and agricultural products in the PRC through our wholly-owned Chinese subsidiaries, Jinong, Jintai, Yuxing, Gufeng and Tianjuyuan.  Our primary business is fertilizer products, specifically humic acid-based compound fertilizer produced through Jinong and compound fertilizer, blended fertilizer, organic compound fertilizer and mixed organic-inorganic compound fertilizer produced through Gufeng.  In addition, through Jintai, we develop and produce agricultural products, such as top-grade fruits, vegetables, flowers and colored seedlings.

Jinong’s fertilizer business was our main business as it produced approximately $45,816,377 and $28,889,131, or 88.0% and 82.1% of our total revenues for the years ended June 30, 2010 and 2009, respectively.  Gufeng, a Beijing-based fertilizer producer, that we acquired on July 2, 2010, had sales revenues of $54,026,378 and $41,258,388 for the year ended December 20, 2009 and 2008, respectively.  Through the acquisition of Gufeng and its direct, wholly-owned subsidiary, Tianjuyuan, our total annual production capacity increased from 55,000 to 355,000 metric tons.

Our research and development system and plans underscore our strong commitment to producing high quality fertilizer and agricultural products, as evidenced by the following:

(i)  Our subsidiary Jintai operates advanced greenhouse facilities located on approximately 137,000 square meters (1,474,656 square feet) of land in Xi’an.  These facilities consist of six “intelligent” greenhouses that are equipped with automated systems, including advanced drip irrigation systems and water purification facilities, to control environmental variables for obtaining optimal results in the cultivation of our agriculture products and the testing of our new fertilizers.  Agricultural products manufactured by Jintai also serve as a research and development base for our fertilizer products.

(ii)  Our subsidiary Yuxing has the land use right to 353,000 square meters (approximately 3.8 million square feet) of land, on which we have constructed 100 sunlight greenhouses and are in the process of building 12 “intelligent” greenhouses as part of a pending research and development center to produce agricultural products, such as colored seedlings, for commercial sale and to be a testing field for new fertilizer products.  We expect the research and development center to become fully operational by 2012.

As of June 30, 2010, we sold our products through a network of Jinong’s 573 regional distributors covering 21 provinces, 4 autonomous regions and 3 central government-controlled municipalities in China.  We do not rely on any single distributor as our top five distributors accounted for an approximately 2.5% of our fertilizer revenues for the fiscal year ended June 30, 2010.  Through our acquisition of Gufeng and Tianjuyuan, there are over 150 additional distributors that will be integrated into our sales network.

As of June 30, 2010, we developed 157 different fertilizer products. We conduct our research and development activities through Jintai, Jinong’s direct, wholly-owned subsidiary, which tests new fertilizers and grow high quality flowers, vegetables and seedlings for commercial sale.  Our product offerings will increase by over 300 fertilizer products developed by Gufeng and Tianjuyuan.

During the fiscal years ended June 30, 2010 and 2009, excluding Gufeng, our revenues were $52,090,752 and $35,207,997, respectively, and our net income was $21,158,993 and $14,464,422, respectively.

Our common stock is listed on the New York Stock Exchange or NYSE under the symbol “CGA.”

Corporate Structure

The Company’s current corporate structure is set forth in the diagram below:

Our principal executive offices are located at 3 rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi Province, People’s Republic of China 710065. Our telephone number is +86-29-88266368. Our agent for service of process in the United States is United Corporate Services, Inc., 202 South Minnesota Street, Carson City, Nevada 89703; Tel: 1-800-899-8648. For additional information about us and our business, see “Where You Can Find More Information.”

RISK FACTORS

Following are some specific factors that should be considered for a better understanding of our operations and financial condition.  These factors and the other matters discussed herein are important factors that could cause actual results or outcomes for us to differ materially from those discussed in the forward-looking statements included elsewhere in this document.  New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Risks Relating To Our Business

We do not presently maintain business disruption insurance. Any disruption of the operations in our factories would damage our business.

Our operations could be interrupted by fire, flood, earthquake and other events beyond our control for which we do not carry adequate insurance. While we have property damage insurance and automobile insurance, we do not carry business disruption insurance, which is not readily available in China. Any disruption of the operations in our factories would have a significant negative impact on our ability to manufacture and deliver products, which would cause a potential diminution in sales, the cancellation of orders, damage to our reputation and potential lawsuits.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. We cannot assure you that we would not face liability in the event of the failure of any of our products. We cannot assure you that, especially as China’s domestic consumer economy and industrial economy continues to expand, product liability exposure and litigation will not become more commonplace in the PRC, or that we will not face product liability exposure or actual liability as we expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Our proprietary fertilizer formula may become obsolete or be illegally disclosed to competitors, which could materially adversely affect the competitiveness of our future fertilizer products.

The production of our fertilizer products is based on our proprietary fertilizer formula. Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging humic acid fertilizer products and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with evolving industry standards and changing customer requirements. If our proprietary formula becomes obsolete as our competitors develop better products than ours, our future business and financial results could be adversely affected. In addition, although we have entered into confidentiality agreements with our key employees, we cannot assure you that if there is a breach of such agreement by an employee, we would not be adversely affected and lose any competitive advantage that we currently have with respect to our proprietary fertilizer formula. If we are forced to take legal action to protect our proprietary formula, we will incur significant expense and further can not guarantee a favorable outcome.

If we fail to adequately protect or enforce our intellectual property rights, we may be exposed to intellectual property infringement and the value of our intellectual property rights could diminish.

Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties. Jinong is in the process of applying for a patent in the PRC for its proprietary formula as referenced above under the name of Method and Recipe of the Water Soluble Humic Acid Fertilizers, which we expect to receive in the next three months; however, we cannot assure you such patent will be issued, or that existing or future issued patents will be sufficient to provide us with meaningful protection or commercial advantage.

Jinong is the patent holder of a patent named Production Facility of Humic Acid Products in the PRC. Our existing production facility is protected by such patent. Gufeng and Tianjuyuan do not have patents but currently possess seven proprietary technologies. However, we cannot predict the degree and range of protection patents and confidentiality agreements with respect to proprietary technologies will afford us against competitors. Third parties may find ways to invalidate or otherwise circumvent our patents and proprietary technologies. Third parties may attempt to obtain patents claiming aspects similar to our patent applications. We cannot assure you that our current or potential competitors do not have, and will not obtain, patents that will prevent, limit or interfere with our ability to make, use or sell our products in the PRC.

If we need to initiate litigation or administrative proceedings, such actions may be costly and may divert management attention as well as expend other resources which could otherwise have been devoted to our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, historically, implementation of PRC intellectual property-related laws has been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries, which increases the risk that we may not be able to adequately protect our intellectual property. Moreover, litigation may be necessary in the future to enforce our intellectual property rights. Future litigation could result in substantial costs and diversion of our management’s attention and resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. Given the relative unpredictability of China’s legal system and potential difficulties enforcing a court judgment in China, there is no guarantee that we would be able to halt any unauthorized use of our intellectual property through litigation.

If we infringe on the intellectual property rights of third parties, we could be prevented from selling products, forced to pay damages and compelled to defend against claims by third parties, which, if successful, could cause us to pay significant damage awards and incur other costs.

Our success also depends in large part on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. As litigation becomes more common in the PRC in resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims. The validity and scope of claims relating to humic acid fertilizer production technology and related devices and machine patents involve complex technical, legal and factual questions and analysis and, therefore, may be highly uncertain. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability, including damage awards, to third parties, require us to seek licenses from third parties (which may not be available on commercially reasonable terms, if at all), to pay ongoing royalties, or to redesign our products or subject us to injunctions preventing the manufacture and sale of our products. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

The occurrence of any acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on our business operations and financial condition.

Acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on the economy and infrastructure in the PRC and on the livelihood of the Chinese population.  Our business operations and financial condition may be materially and adversely affected should such events occur.  We cannot give assurance that any acts of God such as floods, earthquakes, drought or any war, terrorist attack or other hostilities in any part of the PRC or even the world, potential or threatened, will not, directly or indirectly, have a material adverse effect on our business, financial condition and operating results.

The industry in which we do business is highly fragmented and competitive and we face competition from numerous fertilizer manufacturers in China and elsewhere.

We compete with numerous local Chinese fertilizer manufacturers. Although we may have greater resources than many of our competitors, most of which are small local fertilizer companies, it is possible that these competitors have better access in certain local markets to customers and prospects, an enhanced ability to customize products to a particular region or locality and more established local distribution channels within a small region. We also compete with a few large PRC national competitors. Although we have advanced automated humic acid based fertilizer production lines and green house supported research and development centers, we cannot assure you that such large competitors will not develop their own similar production or research and development facilities. Further, China’s access into the World Trade Organization could lead to increased foreign competition for us. International producers and traders import products into China that generally are of higher quality than those produced in the local Chinese market. If they are localized and become familiar enough of the type of fertilizer we produce, we may face additional competition. If we are not successful in our marketing and advertising efforts to increase awareness of our brands, our revenues could decline, which could have a material adverse effect on our business, financial condition, results of operations and share price.

Our major competitors may be better able than we to successfully endure downturns in our industrial sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

If we are unable to design, manufacture, and market fertilizer products in a timely and efficient manner, we may not remain as competitive.

Most of our fertilizer products are characterized by short product development cycles and targeted the unique climate and soil conditions where our customers are located.  Accordingly, we devote a substantial amount of resources to product development. To compete successfully, we must develop and offer new and/or improved fertilizer products that are suitable to evolving customer needs.  New fertilizers may be not widely proven. As a result, we may experience performance difficulties, which may result in delays, setbacks and cost overruns.  Our inability to develop and offer new and/or improved fertilizer products or to achieve customer acceptance of these products could limit our ability to compete in the market or to grow revenues at desired rates of growth.

Disruptions in the supply of raw materials used in our products could cause us to be unable to meet customer demand in a timely manner, which could result in the loss of customers and net sales or could result in a lower profit margin for us.

Jinong is supplied with over thirty types of raw materials, of which weathered coal is the primary one as it is the raw material from which humic acid is extracted and used to manufacture our products.  Although there are numerous weathered coal suppliers available to us, to date, we have been using Lupoling Coal Mine Industry and Trade Company of Jinzhong City located in the Shanxi Province (“Lupoling”) as our sole supplier of weathered coal because of the high quality weathered coal it provides and its closeness to us in location.  Our supply agreement with Lupoling is renewed on a monthly basis. If Lupoling does not intend to renew the supply agreement with us for any reason, or if there are any business interruptions at Lupoling and we are unable to locate an alternative supply in a timely manner or on the same terms, we may not be able to meet customer demand of humic acid-based fertilizers in a timely manner or maintain our standards of quality for humic acid-based fertilizers, which may result in the loss of customers and net sales or we may not be able to keep our profit margin on our humic acid-based fertilizers.

Gufeng and Tianjuyuan are supplied with approximately fifty types of raw materials from a diversified pool of suppliers.  Neither Gufeng nor Tianjuyuan are dependent on any single supplier for its raw materials; however, if we experience a significant increase in demand or if we need to replace any of these suppliers, we cannot be assured that the adequate supply of raw materials or a replacement supplier will be obtained in a timely manner to avoid any material adverse effect on our business operations and financial condition.

Any significant fluctuation in our production costs may have a material adverse effect on our operating results.

The prices for the raw materials and other inputs to manufacture our fertilizer products are subject to market forces largely beyond our control, including the price of weathered coal, our energy costs, mineral and non-mineral elements, and freight costs. The costs for these inputs may fluctuate significantly based upon changes in the economy and markets. Although we may pass any increase of such costs through to our customers, in the event we are unable to do so, we could incur significant losses and a diminution of our share price.

We may be subject to more stringent governmental regulation on our agricultural products.

The production and sale of our agricultural products in the PRC is regulated by the PRC and the Shanxi Provincial Government. The legal and regulatory regime governing our industry is evolving, and we may become subject to different, including more stringent, requirements than those currently applicable to us. While we believe a more stringent standard will have a bigger impact on those manufacturers with poor quality products, we cannot assure you any regulatory change will not adversely affect our business.

If we cannot renew our fertilizer registration certificates, we will be unable to sell some or all of our products. If we cannot receive the formal fertilizer registration certificates for our new products, upon the expiration of the temporary registration certificates, we cannot continue to produce such new products.

All fertilizers produced in China must be registered with the PRC Ministry of Agriculture. No fertilizer can be manufactured without such registration. There are two kinds of registrations: interim registration and formal registration. The interim registration is valid for one year and applies to fertilizers in the stages of in-the-field testing and test selling. Fertilizers that have completed in-the-field testing and test selling must obtain formal registration, which is valid for five years, and thereafter must be renewed each five years. We have obtained formal Fertilizer Registration Certificates covering all of our fertilizer products from the PRC Ministry of Agriculture.  After the acquisition of Gufeng, we currently have 19 interim fertilizer registration certificates for our fertilizer products, and will apply for formal registration after we have completed field tests for these products.

Our belief is that the PRC Ministry of Agriculture generally will grant an application for renewal in the absence of illegal activity by the applicant. However, there is no assurance that the PRC Ministry of Agriculture will grant renewal of our formal Fertilizer Registration Certificates. If we cannot obtain the necessary renewal, we will not be able to manufacture and sell our fertilizer products in China which will cause the termination of part or all of our commercial operations for fertilizer products. With respect to the transformation of the interim fertilizer registration certificates to formal fertilizer registration certificates, we believe that we can receive formal fertilizer registration certificates for our two interim fertilizer registration certificates in due course; however, if the government imposes additional burden on the application procedure or put temporary suspension on its certificate granting process due to certain unexpected incidents occurred in China, we cannot assure you that our formal fertilizer registration certificates can be obtained without delay or  can be obtained at all in which case our production could be adversely affected.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to the environment, including, among others, the Integrated Emission Standard of Air Pollutants GB 16297-1996 and the Standard of Environmental Noise of Urban Area GB 3096-93.  Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.  Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to incur significant expenditures to comply with environmental regulations affecting our operations.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Tao Li, our CEO, President and Chairman of the Board of Directors. The loss of the services of Mr. Li, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Li will continue to be available to us, or that we will be able to find a suitable replacement for him. We do not carry key man life insurance for our key personnel.

The agricultural chemicals business is specialized and requires the employment of personnel with significant scientific and operational experience in the industry. Accordingly, we must attract, recruit and retain a sizeable workforce of technically and scientifically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional management and other key personnel that have the necessary scientific, technical and operational skills and experience with the fertilizer industry. These individuals are difficult to find in the PRC and we may not be able to retain such skilled employees. If we are unable to hire individuals with the requisite experience we may not be able to produce enough products to optimize profits, research and development initiatives may be delayed and we may encounter disruptions in production and research which will negatively impact our financial condition, results of operations and share price.

Mr. Tao Li, our Chairman, President and CEO may not devote all of his time to our business.

Our Chairman, President and CEO, Mr. Tao Li, also serves as Chairman of Xi’an Techteam Science & Technology Industry (Group) Co. Ltd., a company that is engaged in hi-tech application fields in China, and Chairman of Kingtone Wirelessinfo Solution Holding Ltd, a publicly-traded, China-based developer and provider of mobile enterprise solutions. This may give rise for Mr. Li in allocating his time to each business.  While Mr. Li anticipates having sufficient time to devote to our business, a lack of adequate time spent by him on our business may adversely affect our business, financial condition, results of operations and share price.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential investors could lose confidence in our financial reporting, which could harm our business and have an adverse effect on our stock price

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to annually furnish a report by our management on our internal control over financial reporting. Such report must contain, among other matters, an assessment by our principal executive officer and our principal financial officer on the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective as of the end of our fiscal year. This assessment must include disclosure of any material weakness in our internal control over financial reporting identified by management. In addition, under current SEC rules, we are required to obtain an attestation from our independent registered public accounting firm as to our internal control over financial reporting for our annual report on Form 10-K starting from the period for our fiscal year ending June 30, 2010. Performing the system and process documentation and evaluation needed to comply with Section 404 is both costly and challenging. During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002 for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.  We engaged one of the “big 4” firms as advisor on internal auditing and SOX 404 compliance for the fiscal year 2011; however we cannot provide assurance that we will not fail to achieve and maintain an effective internal control environment on an ongoing basis, which may cause investors to lose confidence in our reported financial information and have a material adverse effect on the price of our common stock.

Our inability to successfully integrate businesses we acquire could have adverse consequences on our business.

On July 2, 2010, we consummated the acquisition of Gufeng and Tianjuyuan, Beijing-based producers of compound fertilizer, blended fertilizer, organic compound fertilizer and mixed, organic-inorganic compound fertilizer.  This acquisition and future acquisitions may result in greater administrative burdens and operating costs.  We cannot assure you that we will be able to manage or integrate acquired companies or businesses successfully. The process of integrating Gufeng or other acquired businesses may be disruptive to our business and may cause an interruption of or a loss of momentum in our business as a result of the following factors, among others:

•	loss of key employees or customers;

•
possible inconsistencies in standards, controls, procedures and policies among the combined companies and the need to implement company-wide financial, accounting, information, production and other systems;

•	failure to maintain the quality of products that the companies have historically provided;

•	failure to upgrade existing production lines of Gufeng or effectively implement humic acid production technology into existing manufacturing process of Gufeng;

•	effectively coordinating sales, marketing and distribution functions, including the cross-selling of products;

•	the need to coordinate geographically diverse organizations; and

•	the diversion of management's attention from our day-to-day business as a result of the need to deal with any disruptions and difficulties and the need to add management resources to do so.

These disruptions and difficulties, if they occur, may cause us to fail to realize the cost savings, revenue enhancements and other benefits that we may expect from such acquisitions and may cause material adverse short- and long-term effects on our operating results and financial condition.

Our inability to effectively improve the financial performance of Gufeng may have a material adverse effect on our business, financial condition and results of operations.

Although Gufeng had sales revenues of $54,026,378 for its fiscal year ended December 20, 2009,  Gufeng’s net income for such period was $3,755,409.  This was primarily due to the lower profit margins on Gufeng’s products, inefficiencies in production and daily operations and negative working capital.  In addition, rising transportation costs passed on by Gufeng’s distributors may further erode margins on Gufeng’s products.  As Gufeng is based in Beijing, it is susceptible to rising costs of labor common in large cities such as Beijing, which may make it difficult for us to expand the workforce of Gufeng and Tianjuyuan to meet our production requirements and strategic goals.

         During the next 12 months, we will focus our efforts on integrating Gufeng’s employees, products and distribution network into our business.  However, there is no assurance that we will be able to effectively do so, which may result in a material adverse effect on our business, financial condition and results of operations.

We have not obtained the land use right over the premises on which certain facilities of Gufeng, our indirect, wholly-owned subsidiary, is located.  As a result, the lack of a proper title certificate may jeopardize our right to use  the premises and our possession of the buildings we built on such premises.

Through Tianjuyuan, we lease approximately 47,333 square meters (509,488 square feet) of land in the Ping Gu District of Beijing (the “Premises”).  Under the lease dated February 16, 2004 with the village committee of Dong Gao Village and Zhen Nan Zhang Dai Village in the Beijing Ping Gu District (the “Lease”), Tianjuyuan leases the land at an annual rent of RMB35,500 (approximately $5,217).  The term of the Lease is from February 1, 2004 to January 31, 2054.  We were recently informed by our PRC counsel that the Lease is invalid and unenforceable pursuant to the PRC Land Administration Law and related regulations.  Therefore, we are in the process of applying for the proper land use right certificate from the relevant government authorities in order to legitimize our right over the Premises.   However, there can be no assurance that such land use right certificate will be granted to us.  Until we obtain the land use right certificate, there exists a risk that the PRC government may declare the Lease invalid, evict our personnel from the Premises and tear down the buildings we built on the Premises.  As of the date of this report, we have no knowledge of any pending or threatened governmental actions relating to the Premises.

A class action lawsuit was filed against us alleging violations of the federal securities laws and a derivative lawsuit was filed against us and our officers and directors, an unfavorable outcome of which could have a material adverse effect on our business.

A class action lawsuit was filed in the United States District Court for the District of Nevada on behalf of purchasers of our common stock between November 12, 2009 and September 1, 2010, alleging that we and certain of our current and former officers violated the federal securities laws. A shareholder derivative lawsuit was filed against us, as nominal defendant and our officers and directors in the First Judicial District Court of the State of Nevada in and for Carson City on December 10, 2010 alleging various violations of state law by the individual defendants, including breach of fiduciary duty, waste of corporate assets and unjust enrichment.  It is possible that additional similar complaints and related derivative actions may be filed in the future. The expense of defending such litigation, and possible additional similar litigations, and expense of indemnifying our officers and directors pursuant to the state law and our Articles of Incorporation may be substantial and the time required to defend the actions could divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation or litigations could have a material adverse effect on our business, results of operations and cash flows.

We are responsible for the indemnification of our officers and directors.

Our Articles of Incorporation and the state law of Nevada provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. As we stated above, a shareholder derivative lawsuit was filed against us, as nominal defendant and our officers and directors in the First Judicial District Court of the State of Nevada in and for Carson City on December 10, 2010 alleging various violations of state law by the individual defendants. Consequently, we may be required to expend substantial funds to satisfy these indemnity obligations.

Risks Related to Doing Business in the PRC

Substantially all of our assets and operations are located in the PRC, and substantially all of our revenue is sourced from the PRC.  Accordingly our results of operations and financial position are subject to a significant degree to economic, political and legal developments in the PRC, including the following risks:

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals (Source: President Hu’s Report at 17th Party Congress). Policies of the PRC government can have significant effects on economic conditions in China. The PRC government has confirmed that economic development will follow the model of a market economy, such as the United States. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

•	changes in laws, regulations or their interpretation;

•	confiscatory taxation;

•	restrictions on currency conversion, imports or sources of supplies; and

•	expropriation or nationalization of private enterprises.

Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, and the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

We derive a substantial portion of our revenues from sales in the PRC  and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

All of our operations are conducted in the PRC and substantially all of our revenues are generated from sales in the PRC.  We anticipate that revenues from sales of our products in the PRC will continue to represent a substantial proportion of our total revenues in the near future.  Any significant decline in the condition of the PRC economy could, among other things, adversely affect consumer buying power and discourage consumption of our products, which in turn would have a material adverse effect on our revenues and profitability.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, it has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products do not rise at a rate that is sufficient to fully absorb inflation-driven increases in our costs of supplies, our profitability can be adversely affected.

According to the International Monetary Fund or IMF, the inflation rate in China fluctuated on an annual basis from a low rate of  -1.4% in 1999 to the highest rate of 5.9% in 2008.  The IMF estimates that the inflation rate in 2009 was -0.7%.   These fluctuations and economic factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending.  The implementation of these and other similar policies can impede economic growth and thereby harm the market for our products.

Our subsidiaries are subject to restrictions on paying dividends and making other payments to our subsidiary, Green New Jersey; as a result, we might therefore, be unable to pay dividends to you.

We are a holding company incorporated in the State of Nevada and do not have any assets or conduct any business operations other than our investments in our subsidiaries, Green New Jersey, Jinong and Jintai, Gufeng and Tianjuyuan.  As a result of our holding company structure, we rely entirely on dividends payments from our subsidiaries in PRC. PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiaries are also required to set aside a portion of its after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. We may experience difficulties such as lengthy processing time from the foreign exchange administrative bureau’s side and formality requirement on paperwork in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if any of our subsidiaries incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or Green New Jersey are unable to receive any profits from the operations of our subsidiaries in the PRC, we may be unable to pay dividends on our common stock.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi (“RMB”) into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of RMB may materially and adversely affect your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could lead the RMB equivalent of the U.S. dollars be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC domestic residents may subject our PRC resident beneficial owners  to personal liability, limit our ability to inject capital into our PRC subsidiaries, limit our subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

SAFE issued a public notice in October 2005 requiring PRC domestic residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC domestic residents who are stockholders of offshore special purpose companies and have completed round trip investments but did not make foreign exchange registrations for overseas investments before November 1, 2005 were retroactively required to register with the local SAFE branch before March 31, 2006. PRC resident stockholders are also required to amend their registrations with the local SAFE in certain circumstances. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75. After consultation with China counsel, we do not believe that any of our PRC domestic resident stockholders are subject to the SAFE registration requirement, however, we cannot provide any assurances that all of our stockholders who are PRC residents will not be required to make or obtain any applicable registrations or approvals required by these SAFE regulations in the future. The failure or inability of our PRC resident stockholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiaries’ ability to distribute dividends or obtain foreign-exchange-dominated loans to our company.

As it is uncertain how the SAFE regulations will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy.  For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operations and financial condition.  In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the SAFE regulations.  This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

We may be subject to fines and legal sanctions by SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On March 28, 2007, SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies, or Circular 78.  Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts.  We and our Chinese employees who have been granted share options are subject to Circular 78.  Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

The PRC’s labor law restricts our ability to reduce our workforce in the PRC in the event of an economic downturn and may increase our production costs.

In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law, which became effective on January 1, 2008. The legislation formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. Considered one of the strictest labor laws in the world, among other things, this new law provides for specific standards and procedures for the termination of an employment contract and places the burden of proof on the employer. In addition, the law requires the payment of a statutory severance pay upon the termination of an employment contract in most cases, including the case of the expiration of a fixed-term employment contract. Further, the law requires an employer to conclude an “employment contract without a fixed-term” with any employee who either has worked for the same employer for 10 consecutive years or more or has had two consecutive fixed-term contracts with the same employer. An “employment contract without a fixed term” can no longer be terminated on the ground of the expiration of the contract, although it can still be terminated pursuant to the standards and procedures set forth under the new law. Because of the lack of implementing rules for the new law and the precedents for the enforcement of such a law, the standards and procedures set forth under the law in relation to the termination of an employment contract have raised concerns among foreign investment enterprises in the PRC that such “employment contract without a fixed term” might in fact become a “lifetime, permanent employment contract.” Finally, under this law, downsizing of either more than 20 people or more than 10% of the workforce may occur only under specified circumstances, such as a restructuring undertaken pursuant to the PRC’s Enterprise Bankruptcy Law, or where a company suffers serious difficulties in production and/or business operations, or where there has been a material change in the objective economic circumstances relied upon by the parties at the time of the conclusion of the employment contract, thereby making the performance of such employment contract not possible.  To date, there has been very little guidance and precedents as to how such specified circumstances for downsizing will be interpreted and enforced by the relevant PRC authorities. All of our employees working for us exclusively within the PRC are covered by the new law and thus, our ability to adjust the size of our operations when necessary in periods of recession or less severe economic downturns may be curtailed. Accordingly, if we face future periods of decline in business activity generally or adverse economic periods specific to our business, this new law can be expected to exacerbate the adverse effect of the economic environment on our results of operations and financial condition.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of Jinong constitutes a Round-trip Investment without the PRC Ministry of Commerce (“MOFCOM”) approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Merger and Acquisition of Domestic Companies by Foreign Investors (the “2006 M&A Rules”), which became effective on September 8, 2006. According to  the 2006 M&A Rules, a “Round-trip Investment” is defined as having taken place when a PRC business that is owned, directly or indirectly, by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s) and their PRC affiliates. Under the 2006 M&A Rules, any Round-trip Investment must be approved by the MOFCOM.  The application of the 2006 M&A Rules with respect to the definition of Round-trip Investment remains unclear with no consensus currently existing among the leading PRC law firms regarding the definition, scope of the applicability of the MOFCOM approval.

We, through Green New Jersey, acquired 100% capital stock of Jinong (the “Jinong Acquisition”), Jinong was a PRC business whose stockholders were two PRC individuals and a PRC entity, of which Mr. Tao Li, our current Chairman, President and CEO was the controlling stockholder holding 52% of its shares. The PRC regulatory authorities may take the view that the Jinong Acquisition could be part of a Round-trip Investment The PRC legal counsel of Jinong has opinioned that the Jinong Acquisition did not violate any PRC law, which would include the 2006 M&A Rules.  We, however, cannot assure you that the PRC regulatory authorities, MOFCOM in particular, may take the same view as the PRC legal counsel. If the PRC regulatory authorities take the view that the Jinong Acquisition constitutes a Round-trip Investment under the 2006 M&A Rules, we cannot assure you we may be able to obtain the approval required from MOFCOM.

If the PRC regulatory authorities take the view that the Jinong Acquisition constitutes a Round-trip Investment without MOFCOM approval, they could invalidate our acquisition and ownership of Jinong. Additionally, the PRC regulatory authorities may take the view that the Jinong Acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of Jinong’s business operations through a series of contractual arrangements rather than an outright purchase of Jinong. We cannot assure you that such contractual arrangements will be protected by PRC law or that we can receive as complete or effective economic benefit and overall control of Jinong’s business than if the Company had direct ownership of Jinong. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of Jinong, our business and financial performance will be materially adversely affected.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds we received from this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. In utilizing the proceeds we received from any offering, we may make loans to our PRC subsidiaries, whether currently in existence or to be formed in the future, or make additional capital contributions to our PRC subsidiaries.

Any loans we make to our PRC subsidiaries cannot exceed statutory limits and must be registered with SAFE, or its local counterparts. Under applicable PRC law, the government authorities must approve a foreign-invested enterprise’s registered capital amount, which represents the total amount of capital contributions made by the stockholders that have registered with the registration authorities. In addition, the authorities must also approve the foreign-invested enterprise’s total investment, which is equal to the company’s registered capital plus the amount of stockholder loans it is permitted to borrow under the law. The ratio of registered capital to total investment cannot be lower than the minimum statutory requirement. If we make loans to our operating subsidiaries in China that does not exceed its current maximum amount of borrowings, we will have to register each loan with SAFE or its local counterpart for the issuance of a registration certificate of foreign debts. In practice, it could be time-consuming to complete such SAFE registration process. Alternatively or concurrently with the loans, we might make capital contributions to our operating subsidiaries in China and such capital contributions involve uncertainties of their own. Further, SAFE promulgated a new circular (known as Circular 142) in August 2008 with respect to the administration of conversion of foreign exchange capital contributions of a foreign invested enterprise. The circular clarifies that RMB converted from foreign exchange capital contributions can only be used for the activities within the approved business scope of such foreign invested enterprise and cannot be used for domestic equity investments unless otherwise permitted.

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

If we were deemed as a “resident enterprise” by PRC tax authorities, we could be subject to tax on our global income at the rate of 25% under the new Enterprise Income Tax Law (“New EIT Law”) in the PRC and our non-PRC shareholders could be subject to certain PRC taxes.

Under the New EIT Law and the implementing rules, both of which became effective January 1, 2008, an enterprise established outside of the PRC with “de facto management bodies” within the PRC may be considered a PRC “resident enterprise” and will be subject to the enterprise income tax at the rate of 25% on its global income as well as PRC enterprise income tax reporting obligations. The implementing rules of the New EIT Law define “de facto management” as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. If we were to be considered a “resident enterprise” by the PRC tax authorities, our global income would be taxable under the New EIT Law at the rate of 25% and, to the extent we were to generate a substantial amount of income outside of PRC in the future, we would be subject to additional taxes. In addition, the dividends we pay to our non-PRC enterprise shareholders and gains derived by such shareholders from the transfer of our shares may also be subject to PRC withholding tax at the rate up to 10%, if such income were regarded as China-sourced income. In addition, the recent circular mentioned above details that certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and stockholders’ meetings; and half or more of the directors with voting rights or senior management. However, as of the date hereof, no final interpretation on the implementation of the “resident enterprise” designation is available. Moreover, any such designation, when made by PRC tax authorities, will be determined based on the facts and circumstances of individual cases. As a result, we cannot determine the likelihood or consequences of our being designated a “resident enterprise” as of the date hereof.

If the PRC tax authorities determine that we are a “resident enterprise,” we may be subject to enterprise income tax at a rate of 25% on our worldwide income and dividends paid by us to our non-PRC stockholders as well as capital gains recognized by them with respect to the sale of our stock may be subject to a PRC withholding tax. This will have an impact on our effective tax rate, a material adverse effect on our net income and results of operations, and may require us to withhold tax on our non-PRC stockholders.

Because our principal assets are located outside of the United States and because almost all of our directors and officers reside outside of the United States, it may be difficult for you to use the United States Federal securities laws to enforce your rights against us and our directors and officers or to enforce judgments of United States courts against us or our officers and most of our directors in the PRC.

Almost all of our present officers and directors reside outside of the United States. In addition, our operating subsidiaries are located in the PRC and substantially all of their assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against us and most of our officers and directors in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and most of our directors of criminal penalties, under the United States Federal securities laws or otherwise.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

 We are required to comply with the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in the PRC. If our competitors engage in these practices they may receive preferential treatment, giving our competitors an advantage in securing business, which would put us at a disadvantage. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to an Investment in our Stock.

We have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay, or may be unable to pay, any dividends.  We intend to retain all earnings for our company’s operations.

The market price for our common stock may be volatile and subject to wide fluctuations, which may adversely affect the price at which you can sell our shares.

The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operations results;

•	changes in financial estimates by securities research analysts;

•	conditions in foreign or domestic fertilizer and agricultural markets;

•	changes in the economic performance or market valuations of other companies in the same industry;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between the RMB and the U.S. dollar;

•	intellectual property litigation;

•	general economic or political conditions in the PRC; and

•	Other events or factors, many of which are beyond our control.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our stock, regardless of our actual operating performance.

Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other stockholders.

Our Chairman, President and CEO, Mr. Tao Li, beneficially owns 9,069,622 shares, or 33.7 % of our common stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. The interests of Mr. Li may differ from other stockholders.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

We may need to obtain additional debt or equity financing to fund future capital expenditures. Additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

•	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

•	increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Three Months ended September 30,		Year Ended June 30,
	2010*	2009	2010	2009	2008
Ratio of earnings to fixed charges	54.8	101.8	224.0	27.6	10.1

*  The Company’s fiscal year-end is June 30.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus to fund our operations and for other general corporate purposes and working capital needs.  Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

The principal purposes of this offering are to increase our operating and financial flexibility.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering.  Accordingly, our management will have broad discretion in the application of net proceeds, if any.

PLAN OF DISTRIBUTION

We may sell the securities registered under this prospectus:

•	through underwriting syndicates represented by one or more managing underwriters;

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.  We will describe the name or names of any underwriters and the purchase price of the securities in a prospectus supplement relating to the securities.  Any underwritten offering may be on a best efforts or a firm commitment basis.  The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions.

If a dealer is used in an offering of securities, we may sell the securities to the dealer as principal.  We will describe the name or names of any dealers and the purchase price of the securities in a prospectus supplement relating to the securities.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.  Any public offering price and any discounts or concessions allowed, re-allowed, or paid to dealers may be changed from time to time and will be described in a prospectus supplement relating to the securities.

We, or any underwriter, dealer or agent, may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of these prices may represent a discount from the prevailing market prices.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids.  Over-allotments involve sales in excess of the offering size, which creates a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would be otherwise.  If commenced, the underwriters may discontinue any of these activities at any time.  We will describe any of these activities in the prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

In connection with the sale of the securities and as further set forth in an applicable prospectus supplement, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).  The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the New York Stock Exchange or NYSE.  We will apply to the NYSE to list any additional shares of common stock that we offer and sell pursuant to a prospectus supplement.  To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NYSE may engage in passive market making transactions in the securities on the NYSE during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  It is possible that one or more underwriters may make a market in our securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Therefore, we can give no assurance about the liquidity of our securities that may be sold pursuant to this prospectus.

Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, and perform services for us and our subsidiaries from time to time in the ordinary course of business.  Any such relationships will be disclosed in an applicable prospectus supplement.

If indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date.  Institutions with which we may make these contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.  The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other agents will not have any responsibility with regard to the validity or performance of these contracts.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a description of our capital stock.  The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the laws of the State of Nevada.  The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.  The prospectus supplement may provide that our capital stock will be issuable upon the exercise of warrants to purchase our capital stock.

Our authorized capital stock consists of 115,197,165 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share.  As of December 29, 2010, (i) 26,848,259 shares of common stock were issued and outstanding, (ii) no shares of  preferred stock were issued and outstanding,  and (iii) options to purchase 198,625 shares of common stock were issued and outstanding, 65,100 of which were then vested and exercisable.

Common Stock

We currently have authorized 115,197,165 shares of common stock, par value $0.001 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.   Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Currently, we do not pay any dividends. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

We currently have authorized 20,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. We may offer shares of our preferred stock from time to time, in one or more series.  Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Transfer Agent and Registrant for our Common Stock

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, and its telephone number is (212) 509-4000.

Listing on NYSE

Our common stock is listed on the NYSE under the symbol “CGA”.

DESCRIPTION OF DEBT SECURITIES

Any debt securities which we offer by this prospectus will be issued under an indenture between us and a trustee to be identified in the prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture.  The following description summarizes only the material provisions of the indenture.  Accordingly, you should read the form of indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of our debt securities.  You should also read the applicable prospectus supplement for additional information and the specific terms of the debt securities.

General

We may, at our option, issue debt securities in one or more series from time to time.  “Debt securities” may include senior debt, senior subordinated debt or subordinated debt.  The particular terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which such general provisions do not apply to the debt securities will be described in the prospectus supplement relating to such debt securities.  The following summaries set forth certain general terms and provisions of the indenture and the debt securities.  The prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title and ranking;

•	the aggregate principal amount and any limit on such amount;

•	the price at which such debt securities will be issued;

•	the date on which the debt securities mature;

•	the fixed or variable rate at which the debt securities will bear interest, or the method by which such rate shall be determined;

•
the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where such debt securities may be surrendered for registration of transfer or exchange;

•
the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or another company’s securities or properties or cash and the terms of any such conversion or exchange;

•	any redemption or early repayment provisions;

•	any sinking fund or similar provisions;

•	the authorized denominations;

•	any applicable subordination provisions;

•	any guarantees of such securities by our subsidiaries or others;

•	the currency in which we will pay the principal, interest and any premium payments on such debt securities;

•
whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•
any additions to or changes in the events of default or covenants of the Company with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•
whether and under what circumstances we will pay any additional amounts on such debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities instead of paying such amounts;

•
the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

•	the person to whom and manner in which any interest shall be payable;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which such exchanges may be made;

•	the securities exchange(s), if any, on which the securities will be listed;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the form (certificated or book-entry);

•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate below the market rate at the time of issuance.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.  In such cases, all material United States federal income tax and other considerations applicable to any such series will be described in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof.  Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for such purpose.  We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples thereof.  No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection therewith.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement.  Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless a prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;

•	we order the trustee that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable; or

•	other circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.  The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee.  Upon the issuance of such global security, and the deposit of such global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (the “Participants”).  The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us.

Ownership of beneficial interests in such global security will be limited to Participants or persons that may hold interests through Participants.  Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

So long as the depositary, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture.  Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing such debt securities.  Each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the indenture.  If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest on such debt security, on or after the respective due dates expressed or provided for in such debt security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee.  We also expect that payments by Participants to owners of beneficial interests in such global security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of such series in definitive form in exchange for such global security.  In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global securities representing debt securities of such series.

Covenants

Except as permitted under “Consolidation, Merger and Sale of Assets,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon us except any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Consolidation, Merger and Sale of Assets

Except as set forth in the applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets, or merge into, to any person unless:

•
we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is a corporation organized under the laws of any state of the United States or the District of Columbia;

•	such entity assumes all of our obligations under the debt securities and the indenture; and

•	immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or person in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

•
failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately.  However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration:

•
if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Amendment, Supplement and Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity.  Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in such performance.

Discharge of Indenture and Defeasance

Except as otherwise set forth in the applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•
we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of such series, including interest other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid;

•
all outstanding debt securities of such series have been delivered (other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid) to the trustee for cancellation; or

•	all outstanding debt securities of any series have become due and payable; and

•	we have paid all other sums payable under the indenture.

In addition, we may terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture if:

•
we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of such series at maturity or upon their redemption, as the case may be;

•	such deposit will not result in a breach of, or constitute a default under, the indenture;

•
no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after such date;

•
we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

•	certain other conditions are met.

We shall be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in a prospectus supplement) and any event of default occurring because of a default with respect to such covenants as they related to any series of debt securities if:

•
we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•	such deposit will not result in a breach of, or constitute a default under, the indenture;

•
no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after such date;

•
we deliver to the trustee a legal opinion that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

•	certain other conditions are met.

Upon satisfaction of such conditions, our obligations under the indenture with respect to the debt securities of such series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of such series;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of such series;

•	rights of holders of debt securities of such series to receive payments of principal thereof and premium, if any, and interest thereon when due;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of debt securities of such series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and

•	our obligations to maintain an office or agency in respect of the debt securities of such series.

Transfer and Exchange

A holder of debt securities may transfer or exchange such debt securities in accordance with the indenture.  The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.  The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed.

The registered holder of a debt security may be treated as the owner of such security for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class.  Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;

•	provide for uncertificated debt securities in addition to certificated debt securities;

•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•
add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if such change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of such provision and (ii) modify the rights of the holder of any such security with respect to such provision or become effective only when there is no outstanding security of any series created prior to the execution of such supplemental indenture and entitled to such benefits;

•	establish any additional series of debt securities; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

•	reduce the principal amount of debt securities the holders of which must consent to an amendment, supplement or waiver of any provision of the indenture;

•	reduce the rate or change the time for payment of interest on any debt security;

•	reduce the principal of or change the fixed maturity of any debt securities;

•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

•	make any debt security payable in currency other than that stated in the debt security;

•	waive any existing default or event of default and the consequences with respect to that series;

•	modify the right of any holder to receive payment of principal or interest on any debt security on or after the respective due dates expressed or provided for in the debt security;

•	impair the right of any holder to institute suit for the enforcement of any payment in or with respect to any such debt security; or

•	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected thereby.

The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture.  It is sufficient if any consent approves the substance of the proposed amendment.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of such certificate to the trustee.  Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that such certificate or coupon has been acquired by a bona fide purchaser.  In the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which such coupon appertains.  In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of such debt security before a replacement certificate will be issued.

Regarding the Trustee

We will identify in the prospectus supplement relating to any series of debt securities the trustee with respect to such series.  The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise.  The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.  The Trust Indenture Act and the indenture provide that in case an event of default shall occur, and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs.  Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

The following description of our warrants for the purchase of our common stock, preferred stock and/or debt securities in this prospectus contains the general terms and provisions of the warrants.  The particular terms of any offering of warrants will be described in a prospectus supplement relating to such offering.  The statements below describing the warrants are subject to and qualified by the applicable provisions of our certificate of incorporation, bylaws and the relevant provisions of the laws of the State of Nevada.

General

We may issue warrants for the purchase of our common stock, preferred stock and/or debt securities.  We may issue warrants independently or together with any of our securities, and warrants also may be attached to our securities or independent of them.  We may issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Terms

                A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;

•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•	the date that the warrants may first be exercised;

•	the date that the warrants expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights.  In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering.  The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

▪	the title of such rights;

▪	the securities for which such rights are exercisable;

▪	the exercise price for such rights;

▪	the date of determining the security holders entitled to the rights distribution;

▪	the number of such rights issued to each security holder;

▪	the extent to which such rights are transferable;

▪	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

▪	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

▪	the conditions to completion of the rights offering;

▪	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

▪	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

▪	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

▪	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.  Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we may file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants," and "Description of Rights" will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

The Company, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LITIGATION

On December 10, 2010, a complaint was filed by a shareholder of the Company on behalf of the Company against certain of the Company’s officers and directors (collectively “Individual Defendants”) and against the Company, as a nominal defendant, in the First Judicial District Court of the State of Nevada in and for Carson City (Case No.: 10 0C 00563.1B). The complaint alleges, among other things, various violations of state law by the Individual Defendants, including breach of fiduciary duty, waste of corporate assets and unjust enrichment. The plaintiff requests the court to, among other remedies, award the Company restitution from the Individual Defendants and cause the Company to put to a vote of the shareholders certain actions to reform the Company’s corporate governance and internal procedures.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York.  If the validity of any securities is also passed upon by counsel to any underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to that specific offering of securities.

EXPERTS

The consolidated financial statements of our company for the year ended June 30, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2010, have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended June 30, 2010 (“2010 Form 10-K”) and have been so incorporated in reliance upon the reports of Kabani & Company, Inc.,  an independent registered public accounting firm, incorporated by reference elsewhere herein and given upon the authority of such firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with such laws we file annual, quarterly and current reports and other information with the SEC.  The SEC maintains a website that contains annual, quarterly and current reports, proxy and information statements and other information filed with the SEC.  The SEC’s website address is http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.  The information we file with the SEC and other information about us is also available on our website at www.cgagri.com.  However, the information on our website is not a part of, nor is such information to be deemed incorporated by reference into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act, with respect to the securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.  For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or from its web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus, and later information filed with the SEC will update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(1)
Our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC on September 7, 2010, including those portions incorporated by reference therein of our definitive proxy statement on Schedule 14A filed with the SEC on October 28, 2010;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed with the SEC on November 12, 2010;

(3)	Our Current Reports on Form 8-K filed with the SEC on July 7, 2010, August 13, 2010, September 17, 2010, November 9, 2010 and December 23, 2010;

(4)	The description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on March 4, 2009.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the termination of the offering of the securities made by this prospectus; but excluding any information deemed furnished and not filed with the SEC.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of these those documents , including exhibits attached thereto, at no cost, by writing or telephoning us at the following address: China Green Agriculture, Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xi’an, Shaanxi Province, People’s Republic of China  710065  Attn: Investor Relations, Telephone number (011) 86-29-88266368.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.        Other Expenses Of Issuance And Distribution

The following sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered.  We have estimated all amounts except the SEC registration fee.

SEC registration fee (1)	$14,260
Printing and duplicating expenses	5,000
Legal fees and expenses (other than Blue Sky)	30,000
Accounting fees and expenses	10,000
Blue sky fees and expenses (including fees of counsel)	5,000
Miscellaneous	5,000
Total:	$69,260

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $71.30 per $1,000,000 of securities registered, pursuant to which a registration fee of $14,260 is being paid with respect to $200,000,000 of the registrant’s securities.

Item 15.        Indemnification of Directors and Officers

Under Sections 78.7502 and 78.751 of the Nevada Revised Statutes (“NRS”), the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.  The Company’s Articles of Incorporation implement the indemnification and insurance provisions permitted by Chapter 78 of NRS by providing that:

•
The Company shall indemnify all its directors, officers, employees and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended.  The Company shall indemnify each present and future director, officer, employee or agent who becomes a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suite or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise, against expenses, against expenses, including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

•
The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the actions, suit or proceeding,  if and only if such person undertakes to repay said expenses if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the Company. No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable.  Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits

1.1	Form of Underwriting Agreement. (1)

3.1
Articles of Incorporation (incorporated herein by reference to the Company’s Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2007, filed as Exhibit 3.1 with the SEC on November 9, 2007).

3.2
Certificate of Change filed with the Secretary of State of the State of Nevada on December 18, 2007 (incorporated herein by reference to the Company’s Current Report on Form 8-K filed as Exhibit 4.2 with the SEC on January 2, 2008).

3.3	Certificate of Correction (incorporated herein by reference to the Company’s Registration Statement on Form S-1, filed as Exhibit 4.1with the SEC on February 8, 2008).

3.4	Articles of Merger (incorporated herein by reference to the Company’s Current Report on Form 8-K, filed as Exhibit 3.1 with the SEC on February 5, 2009).

3.5	Bylaws (incorporated by reference to the Company’s Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2007, filed as Exhibit 3.2 with the SEC on November 9, 2007).

4.1	Form of Common Stock Certificate (incorporated herein by reference to the Company’s Registration Statement on Form S-3, filed as Exhibit 4.1 with the SEC on June 8, 2009).

4.2	Form of Preferred Stock Certificate. (1)

4.3	Form of Indenture. (2)

4.4	Form of Debt Security. (1)

4.5	Form of Warrant Agreement, including form of Warrant Certificate, if any. (1)

4.6	Form of Unit Agreement, including form of Unit Certificate, if any. (1)

4.7	Form of Right Certificate. (1)

5.1	Opinion of Pryor Cashman LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Kabani & Company, Inc., independent registered public accounting firm.

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page). (2)

25.1	Statement of Eligibility of Trustee on Form T-1.(1)

(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

(2)	Previously filed with this Registration Statement of Form S-3 with the Securities and Exchange Commission on July 23, 2010.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(a)          paragraphs 1(i) and (ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, and

(b)         paragraphs 1(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for purposes of determining any liability under the Securities Act: (i) if the registrant is relying on Rule 430B:

(a)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)          To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulation s prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(7)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(8)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Registration Statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 30, 2010.

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Tao Li
Tao Li
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tao Li	Chairman of the Board of Directors, Chief Executive	December 30, 2010
Tao Li	Officer and President (Principal Executive Officer)

/s/ *	Chief Financial Officer (Principal Financial Officer	December 30, 2010
Ken Ren	and Principal Accounting Officer)

/s/ *	Director	December 30, 2010
Lianfu Liu

/s/ *	Director	December 30, 2010
Yu Hao

/s/ *	Director	December 30, 2010
Yizhao Zhang

/s/ *	Director	December 30, 2010
Robert B. Fields

/s/ Tao Li		December 30, 2010
Tao Li
Attorney-in-Fact

Item 16.  Exhibits

1.1	Form of Underwriting Agreement. (1)

3.1
Articles of Incorporation (incorporated herein by reference to the Company’s Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2007, filed as Exhibit 3.1 with the SEC November 9, 2007).

3.2
Certificate of Change filed with the Secretary of State of the State of Nevada on December 18, 2007 (incorporated herein by reference to the Company’s Current Report on Form 8-K filed as Exhibit 4.2 with the SEC on January 2, 2008).

3.3	Certificate of Correction (incorporated herein by reference to the Company’s Registration Statement on Form S-1, filed as Exhibit 4.1with the SEC on February 8, 2008).

3.4	Articles of Merger (incorporated herein by reference to the Company’s Current Report on Form 8-K, filed as Exhibit 3.1 with the SEC on February 5, 2009).

3.5	Bylaws (incorporated by reference to the Company’s Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2007, filed as Exhibit 3.2 with the SEC on November 9, 2007).

4.1	Form of Common Stock Certificate (incorporated herein by reference to the Company’s Registration Statement on Form S-3, filed as Exhibit 4.1 with the SEC on June 8, 2009).

4.2	Form of Preferred Stock Certificate. (1)

4.3	Form of Indenture. (2)

4.4	Form of Debt Security. (1)

4.5	Form of Warrant Agreement, including form of Warrant Certificate, if any. (1)

4.6	Form of Unit Agreement, including form of Unit Certificate, if any. (1)

4.7	Form of Right Certificate. (1)

5.1	Opinion of Pryor Cashman LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Kabani & Company, Inc., independent registered public accounting firm. (2)

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page). (2)

25.1	Statement of Eligibility of Trustee on Form T-1.(1)

(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

(2)	Previously filed.